                                                                       Exhibit 1



                             Union Tank Car Company
                                      and
                                 Procor Limited

                                  $123,100,000

                    Pass Through Certificates, Series 1995-A

                             Underwriting Agreement


                                                              New York, New York
                                                             September ___, 1995


Salomon Brothers Inc
7 World Trade Center
New York, New York  10048

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

Dear Ladies and Gentlemen:

         Union Tank Car Company, a Delaware corporation ("Union"), and Procor Limited, a Canadian corporation and an indirect wholly-owned subsidiary of Union ("Procor" and, together with Union, the "Companies") propose to cause to be sold to you $123,100,000 aggregate principal amount of Pass Through Certificates, Series 1995-A1 and Pass Through Certificates, Series 1995-A2 (together with the guarantee of Union of the due and punctual distribution to holders of such certificates of principal and interest payable in respect of the Procor ETC (as hereinafter defined) to be endorsed on Pass Through Certificates, Series 1995-A2, the "Union Guarantee"), with the interest rates and final distribution dates as set forth in Schedule A hereto (the "Pass Through Certificates"), in the respective aggregate principal amounts set forth on Schedule B hereto, to be issued under (i) the Pass Through Trust Agreement 1995-A1, dated as of September ___, 1995 (the "Pass Through Trust Agreement 1995-A1"), between Union and ________________, as Pass Through Trustee (the "Pass Through Trustee") and (ii) the Pass Through Trust Agreement 1995-A2, dated as of September ___, 1995 (the "Pass Through Trust Agreement 1995-A2", and together with the Pass Through Trust Agreement 1995-A1, the "Pass Through Trust Agreements") among Union, Procor and the Pass Through Trustee, respectively.
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         The property to be purchased by the Pass Through Trustee under the
Pass Through Agreement 1995-A1 and contained in such trust shall consist of $__________ principal amount Equipment Notes, Series A to be issued under the Indentures. The property to be purchased by the Pass Through Trustee under the Pass Through Trust Agreement 1995-A2 and contained in such trust shall consist of (i) $________ principal amount Equipment Notes, Series B, (ii) an initial $____________ principal amount Equipment Trust Certificate, Series 25 of Union and a subsequent $___________ aggregate principal amount Equipment Trust Certificate, Series 25 of Union (together with the guarantee of Union to be endorsed thereon, the "Union ETCs") to be issued by Union pursuant to an Equipment Trust Agreement, dated as of September ___, 1995, as may be amended or supplemented from time to time (the "Union Equipment Trust Agreement"), between Union and ________________, as trustee (the "Union Equipment Trust Trustee"), and (iii) a $___________ principal amount Equipment Trust Certificate, Series 25-Can of Procor (together with the guarantee of Procor endorsed thereon, the "Procor ETC") to be issued by Procor pursuant to an Equipment Trust Agreement, dated as of September __, 1995, as may be amended or supplemented from time to time (the "Procor Equipment Trust Agreement", and together with the Union Equipment Trust Agreement, the "Equipment Trust Agreements"), between Procor and _________________, as trustee (the "Procor Equipment Trust Trustee", and together with the Union Equipment Trust Trustee, the "Equipment Trust Trustees").

         All capitalized terms used, but not defined herein, shall have the meanings attributed to them in the Pass Through Trust Agreements. All other capitalized terms used herein shall, for the purposes hereof, have the meanings attributed to them in this Agreement.

         1. Representations and Warranties. The Companies represent and warrant to, and agree with you, that:

                 (a) The Companies meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and have filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 33-______) on such Form, including a related Preliminary Prospectus (as hereinafter defined), for the registration under the Act of the offering and sale of the Pass Through Certificates. The Companies may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. The Companies will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus or
         (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or
         (4) under the Act. In the case of clause (ii), the Companies have included in such registration statement, as amended at the Effective Date (as hereinafter defined) all information





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         (other than Rule 430A Information (as hereinafter defined)) required by the Act and the rules thereunder to be included in the Prospectus (as hereinafter defined) with respect to the Pass Through Certificates and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Pass Through Certificates and the offering thereof and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Companies have advised you, prior to the Execution Time, will be included or made therein.

                 (b) On the Effective Date (as hereinafter defined), the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), the Prospectus (as hereinafter defined) (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder; on the Effective Date, the Registration Statement (as hereinafter defined) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date (as hereinafter defined), the Pass Through Trust Agreements did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules thereunder; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Companies make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Pass Through Trustee and (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

                 (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto





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
         became or becomes effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above, and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Pass Through Certificates that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 242(b) is required, shall mean the form of final prospectus relating to the Pass Through Certificates included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Pass Through Certificates and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or, the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                 (d) The consolidated financial statements incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of Union and its subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

                 (e) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder.

                 (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, results of operations or general affairs of Union and its subsidiaries, taken as a whole.

                 (g) Union and each Significant Subsidiary (with such term having the meaning attributed to it under Rule 405 under the Act) of Union (including Procor) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on Union and its subsidiaries, taken as a whole. Union owns either directly, or through wholly-owned subsidiaries, all of the issued and outstanding capital stock of Procor.

                 (h) The execution and delivery by Union or Procor, as the case may be, of this Agreement, the Participation Agreements, the Pass Through Trust Agreements, the Leases, the Equipment Trust Agreements and the other Operative Agreements to which Union or Procor, as the case may be, is, or is to be, a party, the consummation by the Companies of the transactions herein and therein contemplated, and the compliance by the Companies with the terms hereof and thereof do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or by-laws, as amended, of Union, or the corporate charter or by-laws, as amended, of Procor, or any of their respective subsidiaries or any material indenture, mortgage, or other agreement or instrument to which the Companies or any of their respective subsidiaries is a party or by which any of their respective properties are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Companies or any of their respective subsidiaries or any of their respective properties; and, assuming due authorization, execution and delivery by all parties thereto other than the Companies, no consent, approval, authorization, order or license of, or filing with or notice to any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Pass Through Certificates, the ETCs and the Equipment Notes, the valid authorization, execution, delivery and performance by Union and





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         Procor, as the case may be, of this Agreement, the Participation
         Agreements, the Pass Through Trust Agreements, the Equipment Trust Agreements and the Leases and other Operative Agreements to which Union or Procor, as the case may be, is, or is to be, a party, or the consummation by the Companies of the transactions contemplated by this Agreement, the Participation Agreement, the Pass Through Trust Agreements, the Equipment Trust Agreements and the Lease and other Operative Agreements to which Union or Procor, as the case may be, is, or is to be, a party, except (w) such as are required under the Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states, (x) such filings, recordings or registrations with the Interstate Commerce Commission (the "ICC") and under Section 90 of the Railway Act of Canada as may be required, (y) the filing of Uniform Commercial Code financing statements in various jurisdictions and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the Uniform Commercial Code and (z) such other filings, recordings or registrations as may be required under the Operative Agreements.

                 (i) This Agreement, the Participation Agreements, the Pass Through Trust Agreements, the Equipment Trust Agreements and the Leases and the other Operative Agreements to which Union or Procor, as the case may be, is, or is to be, a party, have each been duly authorized by Union or Procor, as the case may be, and, when executed and delivered by Union or Procor, as the case may be, will constitute valid and binding obligations of Union or Procor, as the case may be, and the Pass Through Trust Agreements will have been duly qualified under the Trust Indenture Act. On the Closing Date (as hereinafter defined), the Equipment Trust Agreements, the Leases and other Operative Agreements to which Union or Procor, as the case may be, is, or is to be, a party will constitute the valid and binding obligations of Union or Procor, as the case may be. The Pass Through Certificates, the ETCs, the Equipment Notes, the Indentures, the Participation Agreements, the Pass Through Trust Agreements, the Equipment Trust Agreements and the Leases and the other Operative Agreements to which Union or Procor, as the case may be, is, or is to be, a party will conform in all material respects to the descriptions thereof in the Prospectus.

                 (j) Ernst & Young LLP ("Ernst & Young"), who reported on the consolidated financial statements of Union as of December 31, 1994 and for the year then ended, which statements are incorporated by reference in the Registration Statement and Prospectus, were, as of the date of its report on such consolidated financial statements, independent auditors as required by the Act and the rules and regulations thereunder.

                 (k) The Pass Through Certificates, when duly executed, authenticated and delivered by the Pass Through Trustee in accordance with the terms of the Pass Through Trust Agreements and this Agreement, will be duly issued under the Pass





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
         Through Trust Agreements and will constitute valid and binding obligations of the Pass Through Trustee; and the holders thereof will be entitled to the benefits of the Pass Through Trust Agreements.

                 (l) Assuming due authorization, execution and delivery of the Equipment Notes to be issued under the Indenture by the related Owner Trustee and due authentication of such Equipment Notes by the Indenture Trustee in accordance with the terms of the Indentures, the Equipment Notes will be duly issued under the Indentures and will constitute valid and binding obligations of such Owner Trustee; and the holders thereof will be entitled to the benefits of the Indenture.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to request the Pass Through Trustee to sell to each of you, in the respective aggregate principal amounts set forth on Schedule B hereto, and each of you severally, not jointly, agrees to purchase from the Pass Through Trustee, at a purchase price of 100% of the principal amount thereof, the respective aggregate principal amounts of Pass Through Certificates set forth on such Schedule B.

         As compensation to each of you for its commitment and obligations hereunder in respect of the Pass Through Certificates, including its undertaking to distribute the Pass Through Certificates, the Owner Trustee has, [pursuant to Section 2.5 of the Participation Agreement], undertaken to pay, or if the Owner Trustee does not pay when due, Union will pay when due, to you an amount equal to .625% of the original principal amount of the Pass Through Certificates purchased by you. Such payment shall be made simultaneously with the payment by you to the Pass Through Trustee of the purchase price of the Pass Through Certificates as specified in Section 3 hereof. Payment of such compensation shall be made by Federal funds check or other immediately available funds to the order of Salomon Brothers Inc.

         3. Delivery and Payment. Delivery of and payment for the Pass Through Certificates shall be made at the offices of Neal Gerber & Eisenberg, Two North La Salle Street, Chicago, Illinois, at 10:00 a.m. C.S.T., on September ___, 1995 or such later date and time (not later than September ___, 1995) as the Companies and you shall determine (such date and time of delivery and payment for the Pass Through Certificates being herein called the "Closing Date"). Delivery of the Pass Through Certificates shall be made to your account at The Depository Trust Company against payment by you of the purchase price thereof to or upon the order of the Pass Through Trustee by Federal funds check or other immediately available funds. The Pass Through Certificates shall be registered in such names and in such denominations as you may request not less than three full business days in advance of the Closing Date or such other date as may be agreed upon.





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         The Companies agree to have the Pass Through Certificates available for inspection, checking and packaging by you in New York City, not later than 1:00 p.m. (New York City time) on the business day prior to the Closing Date.

         4. Offering by Salomon Brothers Inc. and Morgan Stanley & Co. Incorporated. It is understood that, after the Registration Statement becomes effective, each of you propose to offer the Pass Through Certificates for sale to the public as set forth in the Prospectus.

         5.      Agreements.  The Companies agree with you that:

                 (a) The Companies will each use their reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective and the Pass Through Trust Agreement to be qualified under the Trust Indenture Act. The Companies will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Companies have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if filing of the prospectus is required under Rule 424(b), the Companies will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Companies will promptly advise you (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Pass Through Certificates, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose (and each of the Companies agree that it will each use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof), (vi) of the receipt by the Companies of any notification with respect to the suspension of the qualification of the Pass Through Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) during the period when a prospectus relating to the Pass Through Certificates is required to be delivered under the Act, of the mailing or the delivery to the Commission for filing of any document to be filed pursuant to the Exchange Act.

                 (b) If, at any time when a prospectus relating to the Pass Through Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Companies promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                 (c) As soon as practicable, Union will make generally available to its security holders and to the Underwriter an earnings statement or statements of Union and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and the applicable rules and regulations thereunder.

                 (d) The Companies will furnish to you and your counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by you or a dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as you may reasonably request. [Subject to the provisions of Sections 2.5 and 2.6 of the Participation Agreement,] the Companies will pay the expenses of printing all documents relating to the offering.

                 (e) The Companies will cooperate with you and your special counsel to arrange for the qualification of the Pass Through Certificates for sale under the laws of such jurisdictions as you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Pass Through Certificates and will arrange for the determination of the legality of the Pass Through Certificates for purchase by institutional investors; provided, however, that the Companies will not be required to qualify to do business in any jurisdiction in order to effect such qualification.

                 (f) Between the date of this Agreement and the Closing Date, the Companies will not without your prior written consent offer, sell, or enter into any agreement to sell, any public debt securities registered under the Act (other than the Pass Through Certificates).

                 (g) The Companies confirm as of the date hereof that each is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Companies further agree that if either Union or Procor commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning Union's or Procor's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Companies will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         6. Conditions to the Obligations of Salomon Brothers Inc and Morgan Stanley & Co. Incorporated. Your obligation to purchase the Pass Through Certificates shall be subject to the accuracy of the representations and warranties on the part of the Companies contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Companies made in any certificates delivered pursuant to the provisions hereof, to the performance by the Companies of their obligations hereunder and to the following additional conditions:

                 (a) The Registration Statement shall have become effective not later than (i) 5:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m., New York City time, on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m., New York City time, on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) The Companies shall have furnished to you and to Moody's Investors Service and Standard and Poor's Corp. (together, the "Rating Agencies"), if requested by you, the opinion of Neal Gerber & Eisenberg, special counsel to Union (incorporating and relying upon the opinions of Peter E. Lawford, Esquire, General Counsel of Procor, and Osler, Hoskin & Harcourt, special Canadian counsel to Procor, as to Canadian law matters, and Hogan & Hartson, special ICC counsel to the Company, as to ICC matters), dated the Closing Date, in form reasonably satisfactory to you and to Mayer, Brown & Platt, special counsel of the Underwriter, to the effect that:*/

                          (i) Each of Union and its Significant Subsidiaries (including Procor) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of





__________________________________

*/ Certain opinions subject to the identity and jurisdiction of a particular trustee.

                 each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on Union and its subsidiaries, taken as a whole.

                          (ii) all the outstanding shares of capital stock of Procor have been duly and validly authorized and issued and are fully paid and nonassessable, and, all such capital stock of Procor is owned by Union, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claims, liens or encumbrances.

                          (iii) each of Union and Procor has the corporate
                 power and authority under the laws of the jurisdiction in which it is chartered or organized to perform its obligations hereunder and under the Participation Agreements, the Pass Through Trust Agreements, the Equipment Trust Agreements, the Leases and the other Operative Agreements to which Union or Procor, as the case may be, is, or is to be, a party;

                          (iv) subject to the limitations and qualifications set forth in clause (xvi) of this Section 6(b), assuming that the Pass Through Certificates have been duly authorized and validly executed, authenticated, issued and delivered by the Pass Through Trustee pursuant to the Pass Through Trust Agreements, the holders of such Pass Through Certificates are entitled to the benefits of the Pass Through Trust Agreements;

                          (v) the Pass Through Certificates conform in all material respects to the description thereof contained in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same;

                          (vi) no authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality, regulatory body or authority or court is required for the valid authorization, execution, delivery and performance by the Companies of this Agreement, the Participation Agreements, the Pass Through Trust Agreements, the Equipment Trust Agreements, the Leases and the other Operative Agreements to which Union or Procor, as the case may be, is, or is to be, a party, or the consummation by Union or Procor, as the case may be, of the transactions contemplated by this Agreement, the Participation Agreements, the Pass Through Trust Agreements, the Equipment Trust Agreements, the Leases and the other Operative Agreements to which Union or Procor, as the case may be, is, or is to be, a party, except (w) such as are required under the Securities

                 Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states, (x) such filings, recordings or registrations with the ICC and under Section 90 of the Railway Act of Canada as may be required, (y) the filing of Uniform Commercial Code financing statements in various jurisdictions and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the Uniform Commercial Code and (z) such other filings, recordings or registrations as may be required under the Operative Agreements;

                          (vii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Companies or any of their respective subsidiaries, of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                          (viii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); the Pass Through Trust Agreements have become qualified under the Trust Indenture Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and related schedules and other financial and statistical information, including the notes thereto, included or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations thereunder; the Pass Through Trust Agreements and the Statement of Eligibility and Qualification of the Pass Through Trustee on Form T-1 comply as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations thereunder; and each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for the financial statements, including the notes thereto, and related schedules and other financial and statistical information included or incorporated by reference therein, as to which such counsel need express no opinion) appeared on its face, as of its respective filing date, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

                          (ix) title to the equipment to be subjected to the Leases will, when such equipment shall have been transferred to the Owner Trustee as provided in the Participation Agreements, be validly vested in the Owner Trustee, subject to no liens or encumbrances of record at the ICC;

                          (x) other than rights of the Companies under the respective Equipment Trust Agreements, title to the equipment to be subjected to the Equipment Trust Agreements will, when such equipment shall have been transferred to the Equipment Trust Trustees as provided in the respected Equipment Trust Agreements, be validly vested in the Equipment Trust Trustees; the Equipment Trust Agreements have been duly filed and recorded with the ICC and the Registrar General of Canada and such equipment is subject to no liens or encumbrances of record at the ICC and the Registrar General of Canada;

                          (xi)  this Agreement, the Pass Through Trust
                 Agreements, the Participation Agreements, the Equipment Trust Agreements, the Leases, and all the other Operative Agreements to which Union or Procor is, or is to be, a party have been duly authorized and, on the Closing Date, assuming due authorization, execution and delivery by the parties thereto other than Union or Procor, as the case may be, upon execution and delivery by Union or Procor, as the case may be, will be valid and binding obligations of Union or Procor, as the case may be, enforceable against Union or Procor, as the case may be, in accordance with their respective terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (ii) in the case of the Leases, as limited by applicable laws which may affect the remedies provided in the Leases, which laws, however, do not in such counsel's opinion make the remedies provided in the Leases inadequate for the practical realization of the rights and benefits provided thereby and (iii) in the case of this Agreement, as to provisions relating to indemnification or contribution for liabilities arising under the Act, as to which such counsel need express no opinion;

                          (xii) the Pass Through Trust Agreements, the Equipment Notes, the ETCs, the Indentures, the Participation Agreements, the Equipment Trust Agreements, the Leases and the other Operative Agreements (to the extent described therein) conform in all material respects to the descriptions thereof contained in the Prospectus;

                          (xiii) the execution and delivery by the Companies of this Agreement, the Participation Agreements, the Pass Through Trust Agreements, the Equipment Trust Agreements, the Leases and the other Operative Agreements to which Union or Procor, as the case may be, is, or is to be, a party, the consummation by the Companies of the transactions herein and therein contemplated and in the manner herein and therein contemplated and compliance by the Companies with the terms hereof and thereof, do not and will not conflict with, or result in a breach by the Companies of, any of the terms or provisions of, or constitute a default under, any material indenture or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound, or any law, rule, regulation, judgment or order known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Company, except that such counsel need express no opinion or belief as to the accuracy or completeness of the Registration Statement or Prospectus except for the opinions expressed in clauses
                 (iv), (x), and (xii) (except that such counsel need not express any opinion as to any violation of any such law, rule or regulation, judgment or order (a) which does not materially affect the validity of the Equipment Notes, the ETCs or the Pass Through Certificates or (b) which reflects conclusions based on misrepresentations to, concealment of information from or other fraudulent acts perpetrated on such counsel);

                          (xiv) the statements in the Registration Statement and Prospectus under the headings "Certain Federal Income Tax Consequences", "Certain ___________ Taxes" and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects;

                          (xv) neither Union nor Procor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                          (xvi)  on the Closing Date, assuming due
                 authorization, execution, issuance and delivery of the ETCs by their respective Equipment Trust Trustees as contemplated by the related Equipment Trust Agreement, and assuming due authorization, execution, issuance and delivery of the Equipment Notes by the Owner Trustee as contemplated by the Indentures, and due authentication of such ETCs by the respective Equipment Trust Trustee and of such Equipment Notes by the Indenture Trustee, each of the ETCs and the Equipment Notes when issued will constitute valid and binding obligations of such Equipment Trust Trustee and the Owner Trustee, respectively, enforceable against such Equipment Trust Trustee and the Owner Trustee, respectively, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the holders of the ETCs will be entitled to the benefits of the respective Equipment Trust Agreement, and the holders of the Equipment Notes will be entitled to the benefits of the Indenture;

                          (xvii) assuming due authorization, execution and delivery of the Pass Through Trust Agreements by the Pass Through Trustee, each of the Pass Through Trust Agreements constitutes the valid and binding obligation of each of the Companies party to such Pass Through Agreement enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                          (xviii)  the trusts created by the Pass Through Trust
                 Agreements will not be classified as an association taxable as a corporation for federal income tax purposes, but rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificate Owner will be treated as the owner of a pro rata undivided interest in each of the ETCs and Equipment Notes and any other property held in such Pass Through Trusts;

                          (xix) although counsel is not aware of any judicial authority, the Pass Through Trusts are not required to be registered under the Investment Company Act of 1940, as amended;

                          (xx) assuming due authorization, execution and delivery of the Indentures by the parties thereto, the Indentures will subject the Indenture Estates covered by the Indentures to the security interests created thereby;

                          (xxi) there are no taxes, fees or other governmental charges payable under the laws of the State of [Illinois] or any political subdivision thereof in connection with the execution and delivery by the Pass Through Trustee, in its individual capacity or as Pass Through Trustee, the Equipment Trust Trustee or Indenture Trustee, as the case may be, of the Participation Agreements, the Pass Through Trust Agreements, the Equipment Trust Agreements and the Operative Agreements, as the case may be, or in connection with the issuance, execution and delivery of the Pass Through Certificates by the Pass Through Trustee pursuant to the Pass Through Trust Agreements or the issuance, authentication or delivery of the ETCs and the Equipment Notes;

                          (xxii) neither the trusts created by the Pass Through Trust Agreements, the Equipment Trust Agreements, the Indenture Estates nor the Pass Through Trustee (either in its individual capacity or as Pass Through Trustee), nor their respective Affiliates, successors or assigns, will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of [___________] or any political subdivision thereof (other than taxes imposed on the fees received by the Pass Through Trustee for acting as Pass Through Trustee under the Pass Through Trust Agreements). Certificate Owners who are not residents of or otherwise subject to tax in the State of [__________] will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of [__________] or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate. There are no applicable taxes under the laws of the State of [_________] or any political subdivision thereof upon or with respect to (a) the construction, mortgaging, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, location, ownership, insurance, control, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, return, abandonment, replacement, preparation, installation, storage, redelivery, manufacture, leasing, subleasing, modification, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of the Equipment or any interest in any thereof, (b) payments of Rent or the receipts, income or earnings arising therefrom or received with respect to the Equipment or any interest in any thereof or payable pursuant to the Leases, (c) any amount paid or payable pursuant to any Operative Agreement, (d) the Equipment or any interest therein or the applicability of the Leases to the Equipment or any interest thereof, (e) any or all of the Operative Agreements, any or all of the ETCs or the Equipment Notes or any interest in any or all thereof or the offering, registration, reregistration, issuance, acquisition, modification, assumption, reissuance, refinancing or refunding or any or all thereof, and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto, (f) the payment of the principal of, or interest or premium on, or other amounts payable with respect to, any or all of the ETCs or the Equipment Notes, whether as originally issued or pursuant to any refinancing, refunding, assumption, modification, or reissuance, or any other obligation evidencing any loan in replacement of the loan evidenced by any or all of the ETCs or the Equipment Notes, (g) the property, or the income, earnings, receipts or other proceeds received with respect to the property, held by the Indenture Trustee under the Indenture or held by the Equipment Trust Trustees under the respective Equipment Trust Agreements or (h) otherwise with respect to or in connection with the transactions contemplated by the Operative Agreements, which would not have been imposed if the Indenture Trustee or the Equipment Trust Trustees had not had their principal place of business in, had not performed (either in its individual capacity or as Indenture Trustee) any or all of their administrative duties under the Operative Agreements in, and had not engaged in any activities unrelated to the transactions contemplated by the Operative Agreements in, the State of [__________];

                          (xxiii)  the Union Guarantee contained in the Pass
                 Through Agreement 1995-A2 and endorsed on such Pass Through Certificates has been duly authorized, executed and delivered by Union and assuming the due authorization, execution and delivery of the Pass Through Trust Agreement 1995-A2 and the due authentication of such Pass Through Certificates by the Pass Through Trustee, constitutes a valid and binding obligation of Union, enforceable against Union in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

                          (xxiv) neither the Union Equipment Trust Agreement can be terminated by Union nor the Procor Equipment Trust Agreement can be terminated by Procor so long as the Union ETC and the Procor ETC, respectively, are outstanding.

         In passing on the form of the Registration Statement and the Prospectus and each amendment and supplement thereof, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements made or included therein and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Registration Statement, the Prospectus as amended or supplemented, its activities in connection with the preparation thereof and its participation in conferences with certain officers and employees of Union, Procor and their respective subsidiaries and with representatives of Ernst & Young and any others referred to in such opinion, and subject to the same qualifications, such counsel may also state that, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and have not made any independent check or verification thereof, nothing has come to their attention in their examination of the Registration Statement, their participation in the preparation thereof and participation in the above-referenced conferences that has caused them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may state that it expresses no opinion as to the laws of any jurisdiction other than the State of Illinois, the General Corporation Law of the State of Delaware and the Federal law of the United States of America and may rely (A) as to matters involving the application of (x) laws of Canada or its Provinces and (y) laws, rules and regulations with respect to the ICC to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to you and your counsel; and
         (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials, and may assume for purposes of its opinion with respect to this Agreement set forth in Section 6(b)(xi) that the laws of the State of New York are identical to the laws of the State of Illinois.

                 (c) The Companies shall have furnished to you and the Rating Agencies if requested by you, the opinion of Olser, Hoskin & Harcourt, special Canadian counsel to Procor, as to Canadian law matters, to the effect that

                          (i) the payment by Procor of interest and principal on the Procor ETC to the Pass Through Trustee will be exempt from Canadian withholding tax; the payment by the Pass Through Trustee of interest and principal on the Pass Through Certificate, Series 1995-A2 to a holder thereof will be exempt from Canadian withholding tax for a holder who is a non-resident of Canada and with whom Procor deals at arm's length within the meaning of the Income Tax Act (Canada) (the "Tax Act") at the time of making the payment; and

                          (ii) no other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the holding or disposition of the Procor ETC, or the receipt of interest thereon, by the Pass Through Trustee; no other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the holding or disposition of the Pass Through Certificates, Series 1995-A2, or the receipt of interest thereon by holders who are non-residents of Canada for the purposes of the Tax Act at any time during which they hold Securities and who do not use or hold and are not deemed by such laws to use or hold the Pass Through Certificates, Series 1995-A2 in carrying on business in Canada for the purposes of the Tax Act, except that in certain circumstances holders who are non-resident insurers carrying on an insurance business in Canada and elsewhere may be subject to such taxes. In rendering such opinion, such counsel may state that it expresses no opinion as to the laws of any jurisdiction other than Canada or its Provinces.

                 (d) You shall have received from counsel for the Pass Through, individually, as Pass Through Trustee, Equipment Trust Trustee and Indenture Trustee, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to you and Mayer, Brown & Platt, your special counsel to the effect that:

                          (i)  [           ] is a [national] banking
                 association validly existing and holding a valid certificate to do business as a [national] banking association with trust powers, and, in its individual capacity or as Pass Through Trustee[, Equipment Trust Trustee] or Indenture Trustee, as the case may be, has full corporate power and authority to execute, deliver and carry out the terms of the Indentures, the Equipment Trust Agreements, the Participation Agreements, the Pass Through Trust Agreements and the other Operative Agreements to which it is a party;

                          (ii)  [            ] (in its individual capacity, to
                 the extent provided therein), the Pass Through Trustee, the Equipment Trust Trustee or the Indenture Trustee, as the case may be, has duly authorized, executed and delivered the Indentures, the Participation Agreements, the Equipment Trust Agreements, the Pass Through Trust Agreements and the other Operative Agreements to which it is a party and each of such agreements constitutes the valid and binding obligations of [ ] (in its individual capacity, to the extent provided therein), the Pass Through Trustee[, the Equipment Trust Trustee] or the Indenture Trustee, as the case may be,
                 enforceable against [            ] (in its individual
                 capacity, to the extent provided therein), the Pass Through Trustee, the Equipment Trust Trustee or the Indenture Trustee, as the case may be, in accordance with their respective terms, except as limited by bankruptcy, insolvency, moratorium reorganization, receivership, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                          (iii) the Pass Through Certificates have been duly authorized and validly executed, authenticated, issued and delivered by the Pass Through Trustee pursuant to the Pass Through Trust Agreements; and the holders of the Pass Through Certificates are entitled to the benefits of the Pass Through Trust Agreements;

                          (iv)  the authorization, execution, delivery and
                 performance by [        ] (in its individual capacity, to the
                 extent provided therein), the Pass Through Trustee, the Equipment Trust Trustee or the Indenture Trustee, as the case may be, of the Indentures, the Participation Agreements, the Equipment Trust Agreements, the Pass Through Trust Agreements and the other Operative

                 Agreements to which it is or will be party and the consummation of the transactions therein contemplated and compliance with the terms thereof and issuance of the Pass Through Certificates thereunder do not and will not result in the violation of the provisions of the Articles of Association
                 or By-Laws of [             ], and do not and will not
                 conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance
                 upon any property or assets of [            ], the Pass
                 Through Trustee, the Equipment Trust Trustee or the Indenture Trustee, as the case may be, under any indenture, mortgage or other agreement or instrument known to such counsel to which the Pass Through Trustee, the Equipment Trust Trustee or the Indenture Trustee, as the case may be, is a party or by which it or any of its property is bound, or any Illinois or Federal
                 law, rule or regulation governing [        ], the Pass Through
                 Trustee's, the Equipment Trust Trustee's or the Indenture Trustee's banking or trust powers, or of any judgment, order of decree known to such counsel to be applicable to [
                 ], the Pass Through Trustee, the Equipment Trust Trustee or the Indenture Trustee, as the case may be, of any court, regulatory body, administrative agency, government or
                 governmental body having jurisdiction over [           ], the
                 Pass Through Trustee, the Equipment Trust Trustee or the Indenture Trustee or its properties;

                          (v) no authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any Federal or state governmental authority or agency pursuant to any Federal or Illinois law governing the banking or trust powers of
                 [           ], the Pass Through Trustee, the Equipment Trust
                 Trustee or the Indenture Trustee is required for the
                 authorization, execution, delivery and performance by [      ],
                 (in its individual capacity, to the extent provided therein), the Pass Through Trustee, the Equipment Trust Trustee or the Indentures Trustee of the Indentures, the Participation Agreements, the Equipment Trust Agreements, the Pass Through Trust Agreement and the other Operative Agreements to which it is or will be a party or the consummation of any of the transactions by the Pass Through Trustee, the Equipment Trust Trustee or Indenture Trustee contemplated thereby or the issuance of the Pass Through Certificates under the Pass Through Trust Agreements (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law; and

                          (vi)  there are no taxes, fees or other governmental
                 charges payable under the laws of the State of [       ] or
                 any political subdivision thereof in connection with the
                 execution and delivery by [         ], as Pass Through
                 Trustee, of the Pass Through Agreements and the other Operative Agreements or in connection with the authentication and delivery of the Pass Through Certificates pursuant to the Pass Through Agreements.

In giving such opinion, the [           ] (A) may state that no opinion is
expressed as to laws other than the laws of the State of [          ] and
Federal laws, (B) may assume as to the opinions expressed in clause (ii) relating to any of the Operative Agreements, insofar as they involve matters relating to the laws of any jurisdiction other than [ ], that such Operative Agreements constitute legal, valid and binding instruments under such laws and
(C) may include such other reasonable assumptions as are customary in legal opinions delivered in connection with transactions of this type.

                 (e) You shall have received from Mayer, Brown & Platt, your special counsel, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Pass Through Certificates, the Pass Through Trust Agreements, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Companies shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                 (f) You shall have been furnished with a certificate of each of the Companies, signed by the President or any Vice President and the principal financial officers of each of the Companies, respectively, each dated the Closing Date, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                          (i) the representations and warranties of the Companies in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Companies have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the Companies' knowledge, no proceedings for that purpose have been instituted or threatened; and

                          (iii) since the date of the most recent financial statements incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Companies and their respective subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

                 (g) The representations and warranties of each of the Companies contained in the Equipment Trust Agreements, the Participation Agreements, the Leases and the other Operative Agreements to which it is a party shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and each of the Companies shall have delivered to you a certificate, each dated the Closing Date, signed in each case by its President or any Vice President and its principal financial or accounting officer to the effect that the signers of such certificate have carefully examined the Equipment Trust Agreements, the Participation Agreement, the Leases and the other Operative Agreements to which it is a party, the Registration Statement, the Preliminary Prospectus and the Prospectus and that:

                          (i) the representations and warranties of such Company in the Equipment Trust Agreements, Participation Agreements, the Leases and the other Operative Agreements to which it is a party are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date;

                          (ii) such Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date pursuant to the terms of the Equipment Trust Agreements, the Participation Agreements, the Leases and other Operative Agreements to which it is a party; and

                          (iii) nothing has come to the attention of such person that would lead him or her to believe that the Registration Statement contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (h) At the Execution Time and at the Closing Date, Ernst & Young shall have furnished to you a letter or letters, dated, respectively, as of the Execution Time and as of the Closing Date, in form and substance satisfactory to you, confirming that:

                          (i) they are independent auditors within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that in their opinion the audited consolidated financial statements and schedules thereto incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder with respect to registration statements on Form S-3; and that nothing came to their attention which caused them to believe that the amounts under the caption "Selected Financial Information" for each of the five years ended December 31, 1994 included in the Registration Statement and the Prospectus, do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived; and as to the periods for which it served as Union's independent auditor, such financial statements were covered by unqualified reports issued by them; and

                          (ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Union) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Selected Financial Information", and in Exhibit 12 to the Registration Statement agrees with the accounting records and schedules of the Company and its subsidiaries, excluding any questions of legal interpretation.

                 (i) In addition, Ernst & Young shall have furnished to you a letter or letters, dated, respectively, as of the Execution Time and as of the Closing Date, in form and substance satisfactory to you, to the effect that on the basis of a reading of the unaudited condensed financial statements of Union contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended [June 30, 1995 and June 30, 1994] incorporated by reference in the Registration Statement, the amounts set forth under the captions "Selected Financial Information" and "Capitalization" included in the Registration Statement and the Prospectus and of the latest unaudited consolidated financial statements made available to them by Union and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of Union and its subsidiaries; and inquiries of certain officials of Union who have responsibility for financial and accounting matters of Union and its subsidiaries as to transactions and events subsequent to June 30, 1995 nothing came to their attention which caused them to believe that (A) the unaudited consolidated financial statements of Union incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the rules and regulations thereunder as they apply to Form 10-Q or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of Union incorporated by reference in the Registration Statement, and
         (B) with respect to the period subsequent to June 30, 1995, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the borrowed debt of the Company and its subsidiaries or capital stock of Union or decreases in the stockholder's equity of the Company and its subsidiaries as compared with the amounts shown on the June 30, 1995, unaudited consolidated balance sheet data included in "Selected Financial Information" in the Registration Statement and the Prospectus, or for the period from June 30, 1995 to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues from net sales and services, or in income before income taxes or net income, of Union and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Union as to the significance thereof unless said explanation is not deemed necessary by you.

         References to the Prospectus in paragraphs (h) and (i) include any supplement thereto at the date of the letter.

                 (j) Subsequent to the Execution Time or, if earlier, the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letters referred to in paragraphs (g) and
         (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of Union and its subsidiaries taken as a whole the effect of which, in any case referred to in clause (i) or (ii) above, is, in your judgment, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Pass Through Certificates as contemplated by the Registration Statement and the Prospectus.

                 (k) Subsequent to the Execution Time and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change in the rating accorded Union's debt securities by the Rating Agencies as of the Execution Time.

                 (l) Prior to the Closing Date, the Companies shall have furnished to you and the Rating Agencies such further information, certificates and documents as you and they may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all your obligations hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Companies in writing or by telephone or telegraph confirmed in writing.

         7. Reimbursement of the Underwriter's Expenses. If the sale of the Pass Through Certificates provided for herein is not consummated because any condition to your obligation set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Companies to perform any agreement herein or comply with any provision hereof other than by reason of a default by you, the Companies will reimburse you upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by you in connection with the proposed purchase and sale of the Pass Through Certificates.

         8. Indemnification and Contribution. (a) Union agrees to indemnify and hold harmless you and each person who controls you within the meaning of either the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which you or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Pass Through Certificates as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) Union will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Companies by or on behalf of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to your benefit (or to the benefit of any person controlling you) if the person asserting any such loss, claim, damage or liability purchased the Pass Through Certificates which are the subject thereof did not receive a copy or the Prospectus (or the Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Pass Through Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which Union may otherwise have.

         (b) You severally (and not jointly) agree to indemnify and hold harmless each of the Companies, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Companies within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from Union to you, but only with reference to written information relating to you furnished to the Companies by or on behalf of you specifically for use in preparation of the documents referred to in clause (a) of this Section 8. This indemnity agreement will be in addition to any liability which you may otherwise have. The Companies acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus and the stabilization language included on the inside front cover of any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of you for inclusion in any Preliminary Prospectus or the Prospectus, and you confirm that such statements are correct.

         (c)     Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from Union on grounds of policy or otherwise, Union and you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Union and you may be subject in such proportion so that each of you are responsible only for that portion represented by the percentage that the aggregate underwriting commission in respect of the Pass Through Certificates appearing on the cover page of the Prospectus attributable to Pass Through Certificates sold by you bears to the aggregate public offering price in respect of such Pass Through Certificates appearing thereon and Union is responsible for the balance; provided, however, that (y) in no case shall you be responsible for any amount in excess of such respective underwriting commissions and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls you within the meaning of the Act shall have the same rights to contribution as you, and each person who controls the Companies within the meaning of the Act, each officer of the Companies who shall have signed the Registration Statement and each director of the Companies shall have the same rights to contribution as the Companies, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contributions may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         9. Termination. This Agreement shall be subject to termination in your absolute discretion by notice given to the Companies prior to delivery of and payment for the Pass Through Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State or Illinois State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Pass Through Certificates.

         10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Companies or their respective officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Companies or any of their respective officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Pass Through Certificates. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telegraphed and confirmed in the case of Solomon Brothers Inc at 7 World Trade Center, New York, New York 10048, Attention: Legal Department; in the case of Morgan Stanley & Co. Incorporated at 1251 Avenue of the Americas, New York, New York 10020, Attention: Legal Department; or, if sent to the Companies, will be mailed, delivered or telegraphed and confirmed to it at 225 West Washington Street, Chicago, Illinois 60606, Attention: Secretary and to Procor at 2001 Speers Road, Oakville, Ontario, Canada L6J 5E1, Attention: President.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                             Very truly yours,

                                             Union Tank Car Company



                                             By
                                               --------------------------------
                                                 Name:
                                                 Title:

                                             Procor Limited



                                             By
                                               --------------------------------
                                                 Name:
                                                 Title:


The foregoing Agreement is
hereby confirmed and accepted as of the
date first written above.

Salomon Brothers Inc



By
  -------------------------------------
    Name:
    Title:

Morgan Stanley & Co. Incorporated



By
  -------------------------------------
    Name:
    Title:

                                                                      Schedule A


         Pass Through               Interest Rates           Final Distribution
         Certificate                                                Dates
 1995-A1
 1995-A2

                                                                      Schedule B




                         Pass Through Certificate     Pass Through Certificate
                             Series 1995 - A1             Series 1995 - A2
                            Aggregate Principal         Aggregate Principal
                                  Amount                       Amount
                         ------------------------     ------------------------
 Solomon Brothers Inc
 Morgan Stanley & Co.
 Incorporated